UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2009
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of stockholders of Century Aluminum Company (the “Company”) held on May 27, 2009 (the “2009 Annual Meeting”), the Company’s stockholders approved proposals to amend and restate the Company’s 1996 Stock Incentive Plan (the “1996 Plan”).  Summary descriptions of the material changes to the 1996 Plan are contained in the Company’s definitive proxy statement on Schedule 14A as amended and filed with the Securities and Exchange Commission on May 4, 2009 (the “2009 Proxy Statement”).  The full text of the 1996 Plan as amended and restated is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

At the 2009 Annual Meeting, the Company’s stockholders also approved a proposal to amend the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of shares of Company common stock authorized for issuance thereunder from 100,000,000 to 195,000,000 (the “2009 Charter Amendment”).  A description of the 2009 Charter Amendment is contained in the 2009 Proxy Statement, which description is incorporated herein by reference.  The full text of the Restated Certificate, which has been amended and restated to incorporate the 2009 Charter Amendment and all earlier amendments, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is being furnished with this report pursuant to Items 5.02 and 5.03:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation
10.1	Amended and Restated 1996 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 27, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Senior Vice President, General Counsel and Assistant Secretary

Exhibit Index
Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation
10.1	Amended and Restated 1996 Stock Incentive Plan